UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2009

THE STEAK N SHAKE COMPANY (Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

36 S. Pennsylvania Street, Suite 500 Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (317) 633-4100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

    Effective July 8, 2009, The Steak n Shake Company (the “Company”) entered into an Eleventh Amendment to its Credit Agreement with Fifth Third Bank.  The Eleventh Amendment modifies covenants contained in the Credit Agreement to permit the Company to use up to $10.0 million of surplus cash to make investments of any lawful nature, so long as no event of default exists.  A copy of the Eleventh Amendment is included as Exhibit 10.1 to this Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 8.01	Other Events

    Prior to execution of the Eleventh Amendment, the Company’s Board of Directors approved resolutions granting the Company’s Chief Executive Officer, Sardar Biglari, full power and authority to make all investment and capital allocation decisions on behalf of the Company.

Item 9.01	Financial Statement and Exhibits

(d)  Exhibits

    The following exhibit is filed with this report:

10.1	Eleventh Amendment to Credit Agreement by and between The Steak n Shake Company and Fifth Third Bank, dated July 8, 2009.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE STEAK N SHAKE COMPANY

By: /s/ Sardar Biglari
Sardar Biglari
Chairman and Chief Executive Officer

Dated: July 10, 2009